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                                                                Form 10-K
                                                             Year Ended 12/31/00
                                                                Exhibit 21

                 SUBSIDIARIES OF R. R. DONNELLEY & SONS COMPANY
                             (As of March 2, 2001)

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                                                             Place of
Subsidiaries of R. R. Donnelley & Sons Company               Incorporation
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
Freight Systems, Inc........................................ California
Caslon Incorporated......................................... Delaware
CTC Direct, Inc............................................. Delaware
Donnelley Caribbean Graphics, Inc........................... Delaware
Haddon Craftsmen, Inc....................................... Delaware
Mobium Corporation.......................................... Delaware
Red Rover Digital, Inc...................................... Delaware
R. R. Donnelley Far East Limited............................ Delaware
R. R. Donnelley Mendota, Inc................................ Delaware
R. R. Donnelley Printing Company............................ Delaware
R. R. Donnelley Printing Company, L. P...................... Delaware
R. R. Donnelley (Europe) Limited............................ Delaware
77 Capital Partners II, L. P................................ Delaware
R. R. Donnelley Receivables, Inc............................ Nevada
R. R. Donnelley Seymour, Inc................................ New Jersey
R. R. Donnelley Norwest Inc................................. Oregon
Heritage Preservation Corporation........................... South Carolina
Omega Studios-Southwest, Inc................................ Texas
Iridio, Inc................................................. Washington
Donnelley Cochrane Argentina S. A........................... Argentina
Donnelley Cochrane Editora y Grafica Limitada............... Brazil
Editorial Lord Cochrane, S. A............................... Chile
Estudio y Laboratorio Fotographico Taller Uno S. A.......... Chile
Sociedad Productora de Directorios S. A..................... Chile
Taller Uno S. A............................................. Chile
Shenzhen Donnelley Bright Sun Printing Co................... Republic of China
Donnelley Information Systems Limited....................... India
R. R. Donnelley Printing (France) SARL...................... France
R. R. Donnelley Deutschland GmbH............................ Germany (Frankfort)
R. R. Donnelley Financial Asia Limited...................... Hong Kong
Ediciones Eclipse, S. A. de C. V............................ Mexico
Laboratorio Lito Color S. A. de C. V........................ Mexico
R. R. Donnelley (Mexico) S. A. de C. V...................... Mexico
Impresora Donneco Internacional, S. A. de C. V.............. Mexico
DPA Printing Company, sp. zo. o............................. Poland
R. R. Donnelley Poland, sp. zo. o........................... Poland
R. R. Donnelley U. K. Directory Ltd......................... United Kingdom
R. R. Donnelley (U. K.) Limited............................. United Kingdom
R. R. Donnelley Limited..................................... United Kingdom
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